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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT


                                              September 26, 2000


To each of the several Holders
named on Schedule A attached hereto:

     Pursuant to the Agreement and Plan of Reorganization dated as of September 6, 2000 (the "REORGANIZATION AGREEMENT"), between Delano Technology Corporation ("DELANO"); Continuity Acquisition Corporation, a wholly owned subsidiary of Delano ("MERGER SUB"); Continuity Solutions Inc., a California Corporation ("CONTINUITY"); and the other parties named therein, Merger Sub is being merged with and into Continuity (the "MERGER"). In connection therewith you, as the holder (the "HOLDERS") of common Stock of Continuity, are acquiring shares of Common Stock of Delano. As the context requires, a Holder may be referred to as a "SELLER." In connection with the Merger, Delano and you covenant and agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "AGREEMENT" shall mean this Registration Rights Agreement as amended from time to time and in effect between the parties hereto.

          "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" shall mean the Common Stock, no par value, of Delano, as constituted as of the date of this Agreement.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "MERGER SHARES" shall mean the shares of Common Stock of Delano issued to the Holders pursuant to the Reorganization Agreement, excluding the Escrow Shares, as defined therein.

          "REGISTRATION EXPENSES" shall mean the expenses so described in
     Section 4.

          "REGISTRATION STATEMENT" shall mean the registration statement referred to in Section 2.

          "RESTRICTED STOCK" shall mean the Merger Shares, excluding Merger Shares which (a) have been registered under the Securities Act pursuant to an effective registration

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     statement filed thereunder and disposed of in accordance with the registration statement covering them; or (b) have been sold pursuant to Rule 144 under the Securities Act.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean the expenses so described in Section 4.

     2. REGISTRATION. Delano agrees to use its reasonable best efforts to file a registration statement (the "REGISTRATION STATEMENT") under the Securities Act on Form S-3 or F-3, as applicable, within 30 days after the use of either such form is available to Delano covering the resale of all of the shares of Restricted Stock; provided, however, that Delano shall not be required to register shares of Restricted Stock if the Holder does not comply with the Holder's obligations in the last paragraph of Section 3 below. Delano shall file the Registration Statement within such time frame unless it is unable to do so because of the unavailability of financial or other information relating to Continuity that is required to be included therein. The plan of distribution described in the Registration Statement shall include only the resale of the Restricted Stock on the Nasdaq National Market in a non-underwritten offering, and the Holder may not use the Registration Statement for any other form of distribution or transfer of the Restricted Stock. Delano agrees to use its reasonable best efforts to do all things to qualify to use Form S-3 or Form F-3, as applicable, as soon as practicable.

     3. REGISTRATION PROCEDURES. In using its efforts to effect the registration of any shares of Restricted Stock under the Securities Act as described in Section 2, Delano will, as expeditiously as possible:

          (a) prepare and file, as required by Section 2 above, with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause the Registration Statement (i) to become effective as soon as practicable after the date of its filing with the Commission and (ii) to remain effective until the earlier of the sale of all Restricted Stock covered thereby or one year after the Closing Date; provided, however, that Delano may suspend sales at any time under the registration statement immediately upon notice to the Holders at the last known address of the Holders, for a period or periods of time not to exceed in the aggregate 90 days during any 12-month period, if there then exists material, non-public information relating to Delano which, in the reasonable opinion of Delano, would not be appropriate for disclosure during that time;

          (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period specified in paragraph (a) above;

          (c) furnish to each seller of Restricted Stock such number of copies of the registration statement and each such amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as such


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persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by the Registration Statement;

          (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock reasonably shall request, provided, however, that Delano shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) prepare and file with Nasdaq an additional listing application and use its reasonable best efforts to have the Restricted Stock covered by the Registration Statement be accepted by Nasdaq for listing on the Nasdaq National Market; and

          (f) notify each seller of Restricted Stock (at any time when a prospectus relating thereto is required to be delivered under the Securities
Act), of the happening of any event of which Delano has knowledge as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, provided that in no event shall Delano be obligated to file a supplement or amendment to reflect a non-public transfer of Restricted Stock by the Holders; and

     In connection with the registration of Restricted Stock hereunder, the sellers of Restricted Stock will furnish to Delano in writing such information requested by Delano with respect to themselves and the proposed resale of the Restricted Stock as shall be reasonably necessary in order to assure compliance with applicable federal and state securities laws.

     4. EXPENSES. All expenses incurred by Delano in complying with Sections 2 and 3, including, without limitation, all registration and filing fees, fees and disbursements of counsel and independent public accountants for Delano, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, but excluding any Selling Expenses, are called "REGISTRATION EXPENSES." All underwriting discounts (if any) and selling commissions applicable to the sale of Restricted Stock are called "SELLING EXPENSES."

     Except as set forth in this paragraph, Delano will pay all Registration Expenses in connection with the registration statement under Section 2. All Selling Expenses in connection with the registration statement under Section 2 and the sale of Restricted Stock thereunder shall be borne by the Holders.


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     5.  INDEMNIFICATION AND CONTRIBUTION.

          (a) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 2 hereof, Delano will indemnify and hold harmless each seller of Restricted Stock thereunder and each person, if any, who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the seller or such controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(a) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 hereof at the time it became effective under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (b) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (c) any violation by Delano or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to Delano or its agents and relating to action or inaction required of Delano in connection with such registration, and Delano will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Delano will not be liable in any such case if any to the extent that (A) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, an omission or alleged omission or a violation or alleged violation so made in conformity with information furnished in writing by any such seller or any such controlling person for inclusion in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 hereof or any prospectus contained therein, or any amendment or supplement to the Registration Statement or prospectus, or (B) if such untrue statement or alleged untrue statement, omission or alleged omission or violation or alleged violation was corrected in an amended or supplemented prospectus, and such seller failed to deliver a copy of the amended or supplemented prospectus at or prior to the confirmation of the sale of the Restricted Stock to the person or entity asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

          (b) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 2 hereof, each seller of such Restricted Stock will indemnify and hold harmless Delano, each person, if any, who controls Delano within the meaning of the Securities Act, each officer of Delano who signs the registration statement, and each director of Delano, against all losses, claims, damages or liabilities, joint or several, to which Delano or such officer, director, underwriter or controlling person may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) the failure of such seller to comply with the provisions of Section 8 herein, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to

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make the statements therein not misleading, and will reimburse Delano and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller furnished by such seller in writing for inclusion in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 hereof or any prospectus contained therein, or any amendment or supplement to the Registration Statement or prospectus.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, Delano and each seller of Restricted Stock will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of Delano, on the one hand, and each holder, severally, on the other hand; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent.


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     6.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act, Delano agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) maintain registration of its Common Stock under Section 12 of the Exchange Act;

          (c) use its reasonable best efforts to file in a timely manner all reports and other documents required of Delano under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Restricted Stock, forthwith upon request: (i) a written statement by Delano regarding its compliance with the reporting requirements of Rule 144 and (ii) a copy of the most recent annual or quarterly report of Delano and such other reports and documents so filed by Delano under the Exchange Act.

     7. CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification or similar event, or through a reorganization or recapitalization or similar event, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     8. HOLDER'S CONDUCT. With respect to any sale of Restricted Stock pursuant to Section 2, you understand and agree as follows:

          (a) You will carefully review the information concerning you contained in the registration statement (if any) and will promptly notify Delano if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with Delano or its affiliates;

          (b) You agree to sell your Restricted Stock only in the manner set forth in the registration statement while the Registration Statement is effective;

          (c) You agree to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of Delano during the time the registration statement remains effective;

          (d) You agree to only sell shares in a jurisdiction after counsel for Delano has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

          (e) You agree to comply with the prospectus delivery requirements of the Securities Act;

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          (f) You agree to promptly notify Delano of any and all planned sales and immediately notify Delano of any completed sales of shares; and

          (g) You agree to suspend sales during the periods when sales are to be suspended pursuant to Section 3(a) herein.

     9. SUSPENSION OF USE OF REGISTRATION STATEMENT. Anything herein to the contrary notwithstanding, in the event that, in the judgment of Delano, it is advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which Delano believes public disclosure would be detrimental to Delano, Delano shall notify the Holders to such effect, and, upon receipt of such notice, the Holders shall immediately discontinue any sales of Restricted Stock pursuant to the Registration Statement until the Holders have received copies of a supplemented or amended prospectus or until the Holders are advised in writing by Delano that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. In addition to the foregoing, in the event that Delano shall file a registration statement under the Securities Act with respect to an underwritten public offering, Delano shall have the right to require the Holder to discontinue any sales of Restricted Stock pursuant to the Registration Statement for a period not to exceed 15 days, such period to be determined by Delano by written notice to the Holder. Notwithstanding anything to the contrary herein, Delano shall not exercise its rights under this Section 9 to suspend sales of Restricted Stock for a cumulative period in excess of 60 days.

     10.  MISCELLANEOUS.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and provided, further, that no transferee of Merger Shares shall have the benefit of the covenants and agreements in this Agreement with respect to such Merger Shares.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, sent by nationally recognized delivery service guaranteeing delivery in two business days or less, with the price of delivery paid by the sender, or telecopied, addressed as follows:

               if to Delano, to: Delano Technology Corporation
                                 302 TownCentre Blvd.
                                 Markham, Ontario
                                 L3R 0E8
                                 Attention:  David L. Lewis
                                 Telephone No.:  (905) 947-2137
                                 Fax No.:  (905) 947-2150


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                                 With copies to:
                                 ---------------
                                 Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                 Boston, MA 02110
                                 Attention:  F. George Davitt
                                 Telephone No.: (617) 248-7000
                                 Fax No.: (617) 248-7100


               if to any other party hereto, at the address of such party set forth on the signature page hereto:

               or, in any case, at such other address or addresses as shall have been furnished in writing to Delano (in the case of holder of Restricted Stock) or to the Holder (in the case of Delano) in accordance with the provisions of this paragraph.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of Delano and the holders of at least a majority of the outstanding shares of Restricted Stock.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         (The remainder of this page has been left blank intentionally.)


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                 Signature Page to Registration Rights Agreement

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between Delano and you. You understand that Delano is expressly relying on the accuracy of the information contained herein. The foregoing information is complete and correct as of the date hereof. You hereby undertake to promptly notify Delano of any change in the above information prior to investment in Delano.

                                       Very truly yours,

                                       DELANO TECHNOLOGY CORPORATION

                                       By:
                                         ---------------------------------------
                                         Title:



AGREED TO AND ACCEPTED as of
the date first above written.

HOLDERS: